Exhibit 16.1

                    LETTERHEAD OF ERNST & YOUNG LLP


April 17, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     We have read Item 4 of Form 8-K/A dated April 17, 1998 of American Country Holdings Inc. and are in agreement with the statements contained in the first paragraph on page 2 therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

                              ERNST & YOUNG LLP


Chicago, Illinois
April 17, 1998